Exhibit 10.38
GLOBAL — EMPLOYEES
AMENDMENT
TO
CERTAIN ALLIED WASTE INDUSTRIES, INC.
EQUITY AWARD AGREEMENTS
     THIS AMENDMENT (the “Amendment”) is made by and between Allied Waste Industries, Inc., a Delaware corporation (the “Company”) and the individual specified below (the “Grantee”), to those certain Allied Waste Industries, Inc. equity award agreements held by Grantee and set forth and described on Exhibit A attached hereto and incorporated herein (collectively referred to herein as the “Agreements”).
WITNESSETH:
     WHEREAS, the Company and the Grantee previously entered into the Agreements set forth on Exhibit A attached hereto;
     WHEREAS, the equity awards underlying the Agreements were issued pursuant to and under either the Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as amended from time to time (the “1991 Plan”) or the Allied Waste Industries, Inc. 2006 Incentive Stock Plan, as amended from time to time (the “2006 Plan”);
     WHEREAS, outstanding awards under the 1991 Plan and the 2006 Plan are governed under the terms of the 2006 Plan;
     WHEREAS, on June 22, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with and among Republic Services, Inc., a Delaware corporation (“Republic”), and RS Merger Wedge, Inc., a Delaware corporation and wholly owned subsidiary of Republic (the “Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and, as a result, the Company will become a wholly owned subsidiary of Republic as of the Effective Time (as defined in the Merger Agreement);
     WHEREAS, in anticipation of the Merger, and in accordance with the terms and provisions of the Merger Agreement and the 2006 Plan, the Company and the Grantee now wish to amend the Agreements to reflect the changes that are required to be made as a result of such Merger; and
     WHEREAS, the Company and the Grantee wish to amend the Agreements for purposes of Section 409A of the Internal Revenue Code (i) to eliminate the Grantee’s right to defer the delivery of shares of common stock otherwise deliverable upon the exercise of stock options, and (ii) to provide that the Agreement shall be interpreted in a manner consistent with the awards satisfying the requirements of Section 409A.
     NOW, THEREFORE, except as otherwise specifically provided, effective as of the Effective Time of the Merger, the Agreements shall be amended as follows:

     1. Definitions. With respect to certain definitions contained in the Agreements, the following shall apply: (a) any references to “Company” and/or “Allied Waste Industries, Inc.” shall be to Republic Services, Inc., (b) any references to the “Board” or “Board of Directors” shall be to the Board of Directors of Republic Services, Inc., (c) any references to the “Committee” shall be to the Compensation Committee of the Board of Directors of Republic Services, Inc., (d) any references to the “Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as amended” or the “Allied Waste Industries, Inc. 2006 Incentive Stock Plan, as amended,” shall be to the Republic Services, Inc. 2006 Incentive Stock Plan, as amended (f/k/a the Allied Waste Industries, Inc. 2006 Incentive Stock Plan, as amended), (e) any references to “Shares” or “Stock” or “Common Stock” shall be with respect to shares of the common stock of Republic Services, Inc., as adjusted, in accordance with the Plan and as described in Section 2 or Section 3 below, as applicable; (f) any references to “Options” shall be with respect to shares of the common stock of Republic Services, Inc., as adjusted, in accordance with the Plan and as described in Section 2 below; and (g) any references to “Restricted Stock”, “Restricted Stock Units” or “RSUs” shall be with respect to shares of common stock of Republic Services, Inc., as adjusted, in accordance with the Plan and as described in Section 3 below.
     2. Option Awards. With respect to those Agreements that provide for Options, the following shall apply: (a) the number of those shares of the common stock of Allied Waste Industries, Inc. subject to the Agreement that remain outstanding at the Effective Time of the Merger (the “Allied Shares”) shall be adjusted, effective as of the Effective Time, so that the number of shares of common stock of Republic Services, Inc. subject to the Agreement on and after the Effective Time shall equal the number of Allied Shares multiplied by 0.45 (rounded to the nearest whole share); (b) the exercise price per share provided for in each Agreement shall be adjusted, effective as of the Effective Time, to equal (i) the exercise price per Allied Share otherwise purchasable pursuant to the Option, divided by (ii) 0.45 (rounded to the nearest whole cent); and (c) any unvested portion of an Option that remains outstanding immediately prior to the Effective Time shall become immediately and fully vested as of the Effective Time.
     3. Restricted Stock and RSU Awards. With respect to those Agreements that provide for Restricted Stock or Restricted Stock Units, (a) the number of shares of the common stock of Allied Waste Industries, Inc. subject to the Agreement that remain outstanding at the Effective Time of the Merger (the “Allied Shares”) shall be adjusted, effective as of the Effective Time, so that the number of shares of common stock of Republic Services, Inc. subject to the Agreement on and after the Effective Time shall equal the number of Allied Shares multiplied by 0.45 (rounded to the nearest whole share); and (b) any unvested portion of Restricted Stock or Restricted Stock Units that remain outstanding immediately prior to the Effective Time shall become immediately and fully vested as of the Effective Time.
     4. Stock Option Deferral. Any Agreement that contains a provision that allows for a deferral of the delivery of shares of common stock otherwise deliverable upon exercise of the Option shall be amended to delete such provision effective as of the earlier of (i) the Effective Time or (ii) December 31, 2008.
     5. Section 409A. It is intended that the awards granted pursuant to the Agreements either comply with the requirements of Section 409A of the Code or fall within an exception to

Section 409A. The provisions of this Amendment and the Agreements shall be interpreted and construed in a manner consistent with these intentions after the date reflected below.
     6. In all other respects, the Agreements shall remain unchanged by this Amendment.
     IN WITNESS WHEREOF, the Company and the Grantee has caused this instrument to be executed on the date set forth below.

ALLIED WASTE INDUSTRIES, INC., a Delaware corporation
By:
Name:
Its:

GRANTEE

DATE:

EXHIBIT A
EQUITY AWARD AGREEMENTS